Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com
Press Release
Kemper Reports First Quarter 2026 Operating Results*
CHICAGO, May 6, 2026 — Kemper Corporation (NYSE: KMPR) reported a net loss of $1.7 million, or $(0.03) per share, for the first quarter of 2026, compared to net income of $99.7 million, or $1.54 per diluted share, for the first quarter of 2025.

Adjusted Consolidated Net Operating Income1 was $12.5 million, or $0.21 per share, for the first quarter of 2026, compared to Adjusted Consolidated Net Operating Income1 of $106.4 million, or $1.65 per diluted share, for the first quarter of 2025.
Summary of quarterly performance:
•Adjusted Consolidated Net Operating Income1 of $12.5 million or $0.21 per share
•Specialty Personal Automobile’s operating results impacted by losses in California; taking rate and non-rate actions to improve profitability
•Specialty Commercial Automobile grew PIF at 10% YoY while producing an Underlying Combined Ratio1 of 92.4%
•Life business generated solid results driven by underwriting performance and management actions
•Restructuring initiatives well underway with $60 million run-rate savings identified and $50 million already actioned

“Our results this quarter reflect continued pressure in parts of the business, particularly California personal auto, while other areas of the portfolio are performing well and contributing positively,” said C. Thomas Evans, Jr., Interim CEO. “This includes strong results in our commercial auto business and continued personal auto diversification into key markets like Florida and Texas. We are taking decisive actions across underwriting, claims, and expense to return the business to profitability and drive more consistent performance over time.”

*Unless otherwise specified, discussion of our first quarter 2026 results is focused on net income attributable to Kemper Corporation common shareholders, which does not include financial results from Kemper Reciprocal that are presented within the condensed consolidated financial results in this release. The results of Kemper Reciprocal are consolidated under US GAAP.
1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2026	Mar 31, 2025
Net (Loss) Income	$(1.7)	$99.7
Adjusted Consolidated Net Operating Income[1]	$12.5	$106.4

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net (Loss) Income	$(3.0)	$(5.6)

Diluted Net (Loss) Income Per Share From:
Net (Loss) Income	$(0.03)	$1.54
Adjusted Consolidated Net Operating Income[1]	$0.21	$1.65

Impact of Catastrophe Losses and Related LAE on Net (Loss) Income Per Share	$(0.05)	$(0.09)
Revenues
Total revenues for the first quarter of 2026 decreased $85.8 million to $1,107.2 million compared to the first quarter of 2025. The decline was primarily due to lower Specialty Personal Automobile volumes, a $28.0 million Florida Statutory Profit Limit Refund in the Specialty Property & Casualty Insurance segment, and a $12.7 million reduction in earned premiums from Non-Core Operations given the run-off of the Preferred Insurance business.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2026	Mar 31, 2025
Segment Adjusted Net Operating Income:
Specialty Property & Casualty Insurance	$0.1	$97.9
Life Insurance	18.0	17.2
Total Segment Adjusted Net Operating Income	18.1	115.1
Corporate and Other Adjusted Net Operating Loss	(8.3)	(11.4)
Less: Net Loss attributable to Noncontrolling Interest	(2.7)	(2.7)
Adjusted Consolidated Net Operating Income[1]	12.5	106.4
Net (Loss) Income From:
Change in Fair Value of Equity and Convertible Securities	(1.0)	0.1
Net Realized Investment Gains	0.3	0.7
Impairment Losses	(1.3)	0.2
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(5.0)	(4.2)
Debt Extinguishment, Pension Settlement and Other Charges	—	0.4
Non-Core Operations	(7.2)	(3.9)
Net (Loss) Income attributable to Kemper Corporation	$(1.7)	$99.7
The Specialty Property and Casualty Insurance segment reported adjusted net operating income of $0.1 million in the first quarter of 2026, compared to adjusted net operating income of $97.9 million in the first quarter of 2025. This decrease was due primarily to an increase in our Specialty Personal Automobile Underlying loss and LAE ratio1. Specialty Personal Automobile’s Underlying loss and LAE ratio1 was 87.7 percent, compared to 70.1 percent in the first quarter of 2025. The increase was primarily driven by higher claim severity and frequency in California, lower business volumes, as well as a $28.0 million Florida Statutory Profit Limit Refund, partially offset by higher average earned premiums per exposure resulting from rate increases.

The Life Insurance segment reported adjusted net operating income of $18.0 million for the first quarter of 2026, compared to adjusted net operating income of $17.2 million in the first quarter of 2025. The improvement was primarily driven by lower Insurance Expenses and higher Earned Premiums, partially offset by higher Policyholders’ Benefits from life insurance products.

Capital
Total Kemper Corporation Shareholders’ Equity as of March 31, 2026 was $2,649.6 million, a decrease of $31.8 million, or 1 percent, since year-end 2025 primarily driven by comprehensive losses and dividend payments. Kemper and its direct non-insurance subsidiaries ended the quarter with cash and investments of $80.2 million, and $600.0 million of available borrowing capacity under the revolving credit agreement.

On February 4, 2026, Kemper announced that its Board of Directors declared a quarterly dividend of $0.32 per share, or $18.3 million. The dividend was paid on March 3, 2026, to its shareholders of record as of February 17, 2026.
Kemper ended the quarter with a book value per share of $45.05, a decrease of 1 percent from $45.71 at the end of 2025. Adjusted book value per share1 was $27.79 at the end of the quarter, compared to $28.06 at the end of 2025.

Unaudited Condensed Consolidated Statements of (Loss) Income for the three months ended March 31, 2026 and 2025 are presented below.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2026	Mar 31, 2025
Revenues:
Earned Premiums[2]	$999.3	$1,087.9
Net Investment Income	107.1	101.2
Other Income	3.4	2.6
Change in Fair Value of Equity and Convertible Securities	(1.3)	0.1
Net Realized Investment Gains	0.4	0.9
Impairment Losses	(1.7)	0.3
Total Revenues	1,107.2	1,193.0
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses[3]	828.8	767.3
Insurance and Other Expenses	277.0	294.5
Interest Expense	9.3	11.4
Total Expenses	1,115.1	1,073.2
(Loss) Income before Income Taxes	(7.9)	119.8
Income Tax (Benefit) Expense	(3.5)	22.8
Net (Loss) Income	(4.4)	97.0
Less: Net Loss attributable to Noncontrolling Interest	(2.7)	(2.7)
Net (Loss) Income attributable to Kemper Corporation	$(1.7)	$99.7

Net (Loss) Income attributable to Kemper Corporation per Unrestricted Share:
Basic	$(0.03)	$1.56
Diluted	$(0.03)	$1.54

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	58,742.8	63,886.7
Unrestricted Shares and Equivalent Shares - Diluted	58,742.8	64,652.8

Dividends Paid to Shareholders per Share	$0.32	$0.32

[2] Includes a remeasurement gain related to the deferred profit liability within the Life insurance business of $0.9 million and $0.2 million for the three months ended March 31, 2026 and 2025, respectively.

[3] Includes a remeasurement gain of $0.4 million and a remeasurement loss of $0.2 million related to the liability for future policyholder benefits within the Life insurance business for the three months ended March 31, 2026 and 2025, respectively.

Unaudited business segment revenues for the three months ended March 31, 2026 and 2025 are presented below.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2026	Mar 31, 2025
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$647.0	$753.7
Commercial Automobile	238.2	208.5
Total Earned Premiums	885.2	962.2
Net Investment Income	55.3	50.5
Other Income	2.7	1.3
Total Specialty Property & Casualty Insurance Revenues	943.2	1,014.0
Life Insurance:
Earned Premiums:
Life	85.6	83.7
Accident & Health	5.3	5.5
Property	9.9	10.5
Total Earned Premiums	100.8	99.7
Net Investment Income	48.7	48.4
Other Income	0.3	0.7
Total Life Insurance Revenues	149.8	148.8
Total Segment Revenues	1,093.0	1,162.8
Change in Fair Value of Equity and Convertible Securities	(1.3)	0.1
Non-Core Operations	15.4	27.9
Net Realized Investment Gains, Impairment Losses, and Other[2]	0.1	2.2
Total Revenues	$1,107.2	$1,193.0

2 In the fourth quarter of 2025, the Company elected to change the presentation of Net Realized Investment Gains (Losses), Impairment Losses, and Other by combining them into a single line item. Prior-period amounts have been recast to conform to the current-period presentation.

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	Mar 31, 2026	Dec 31, 2025
Assets:
Investments:
Fixed Maturities at Fair Value	$6,672.2	$6,743.3
Equity Securities at Fair Value	308.4	306.4
Equity Method Limited Liability Investments	176.1	176.0
Short-term Investments at Cost which Approximates Fair Value	296.6	313.5
Company-Owned Life Insurance	586.2	579.2
Loans to Policyholders	279.6	279.9
Other Investments	283.9	271.3
Total Investments	8,603.0	8,669.6
Cash	92.1	124.3
Receivables from Policyholders	997.1	965.2
Other Receivables	185.3	184.7
Deferred Policy Acquisition Costs	669.6	655.4
Goodwill	1,250.7	1,250.7
Current Income Tax Assets	40.2	40.7
Deferred Income Tax Assets	95.2	96.9
Other Assets	406.2	410.7
Assets of Consolidated Variable Interest Entity
Fixed Maturities at Fair Value	47.2	42.1
Short-term Investments at Cost which Approximates Fair Value	9.2	14.4
Cash	0.5	1.7
Receivables from Policyholders	7.7	10.4
Other Receivables	0.5	0.4
Deferred Policy Acquisition Costs	1.0	1.3
Deferred Income Tax Assets	5.0	4.2
Total Assets	$12,410.5	$12,472.7

KEMPER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in Millions)
(Unaudited)

	Mar 31, 2026	Dec 31, 2025

Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,238.9	$3,287.5
Property & Casualty	2,999.5	2,910.8
Total Insurance Reserves	6,238.4	6,198.3
Unearned Premiums	1,274.1	1,233.1
Policyholder Obligations	568.2	608.0
Deferred Income Tax Liabilities	4.3	14.8
Accrued Expenses and Other Liabilities	702.4	762.6
Long-term Debt, Non-current, at Amortized Cost	944.0	943.5
Liabilities of Consolidated Variable Interest Entity
Insurance Reserves	31.8	29.4
Unearned Premiums	9.9	12.1
Accrued Expenses and Other Liabilities	2.3	1.5
Total Liabilities	9,775.4	9,803.3
Kemper Corporation Shareholders’ Equity:
Common Stock	5.9	5.9
Paid-in Capital	1,732.6	1,723.9
Retained Earnings	1,137.8	1,157.8
Accumulated Other Comprehensive Loss	(226.7)	(206.2)
Total Kemper Corporation Shareholders’ Equity	2,649.6	2,681.4
Noncontrolling Interest	(14.5)	(12.0)
Total Shareholders’ Equity	2,635.1	2,669.4
Total Liabilities and Shareholders’ Equity	$12,410.5	$12,472.7

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2026	Mar 31, 2025

Results of Operations
Net Premiums Written	$925.0	$1,068.8

Earned Premiums	$885.2	$962.2
Net Investment Income	55.3	50.5
Other Income	2.7	1.3
Total Revenues	943.2	1,014.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	742.8	682.3
Catastrophe Losses and LAE	1.3	3.8
Prior Years:
Non-catastrophe Losses and LAE	3.2	0.5
Catastrophe Losses and LAE	0.4	0.2
Total Incurred Losses and LAE	747.7	686.8
Insurance Expenses	196.2	205.1
Segment Adjusted Operating (Loss) Income	(0.7)	122.1
Income Tax (Benefit) Expense	(0.8)	24.2
Total Segment Adjusted Net Operating Income	$0.1	$97.9

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	84.0%	70.9%
Current Year Catastrophe Losses and LAE Ratio	0.1	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	0.4	0.1
Prior Years Catastrophe Losses and LAE Ratio	—	—
Total Incurred Loss and LAE Ratio	84.5	71.4
Insurance Expense Ratio	22.2	21.3
Combined Ratio	106.7%	92.7%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	84.0%	70.9%
Insurance Expense Ratio	22.2	21.3
Underlying Combined Ratio[1]	106.2%	92.2%

Non-GAAP Measure Reconciliation
Combined Ratio	106.7%	92.7%
Less:
Current Year Catastrophe Losses and LAE Ratio	0.1	0.4
Prior Years Non-catastrophe Losses and LAE Ratio	0.4	0.1
Prior Years Catastrophe Losses and LAE Ratio	—	—
Underlying Combined Ratio[1]	106.2%	92.2%

Unaudited selected financial information for the Life Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2026	Mar 31, 2025

Results of Operations
Earned Premiums	$100.8	$99.7
Net Investment Income	48.7	48.4
Other Income	0.3	0.7
Total Revenues	149.8	148.8
Policyholders’ Benefits and Incurred Losses and LAE	64.0	62.2
Insurance Expenses	64.6	66.4
Segment Adjusted Operating Income	21.2	20.2
Income Tax Expense	3.2	3.0
Total Segment Adjusted Net Operating Income	$18.0	$17.2
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income1 is an after-tax, non-GAAP financial measure and is computed by excluding from Net (Loss) Income attributable to Kemper Corporation the after-tax impact of:
(i) Change in Fair Value of Equity and Convertible Securities;
(ii) Net Realized Investment Gains;
(iii) Impairment Losses;
(iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs;
(v) Debt Extinguishment, Pension Settlement and Other Charges;
(vi) Goodwill Impairment Charges;
(vii) Non-Core Operations; and
(viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations

Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net (Loss) Income attributable to Kemper Corporation. There were no applicable significant non-recurring items that Kemper excluded from the calculation of Adjusted Consolidated Net Operating Income1 for the three months ended March 31, 2026 or 2025.

Kemper believes that Adjusted Consolidated Net Operating Income1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains and Impairment Losses related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of Kemper’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. In the third quarter of 2025, a restructuring program was launched to achieve operational and organizational efficiencies. The Company will continue to evaluate additional efficiency opportunities through 2027. Debt Extinguishment, Pension Settlement and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by Kemper’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by Kemper, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Goodwill Impairment Charges are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under Generally Accepted Accounting Principles ("GAAP"). Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of Kemper’s businesses.

A reconciliation of Net (Loss) Income attributable to Kemper Corporation to Adjusted Consolidated Net Operating Income1 for the three months ended March 31, 2026 and 2025 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2026	Mar 31, 2025
Net (Loss) Income attributable to Kemper Corporation	$(1.7)	$99.7
Less Net (Loss) Income From:
Change in Fair Value of Equity and Convertible Securities	(1.0)	0.1
Net Realized Investment Gains	0.3	0.7
Impairment Losses	(1.3)	0.2
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(5.0)	(4.2)
Debt Extinguishment, Pension Settlement and Other Charges	—	0.4
Non-Core Operations	(7.2)	(3.9)
Adjusted Consolidated Net Operating Income[1]	$12.5	$106.4

Diluted Adjusted Net Operating Income per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Net Operating Income1 by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net (Loss) Income per Unrestricted Share.
A reconciliation of Diluted Net Operating (Loss) Income per Unrestricted Share to Diluted Adjusted Net Operating Income per Unrestricted Share1 for the three months ended March 31, 2026 and 2025 is presented below.

	Three Months Ended
(Unaudited)	Mar 31, 2026	Mar 31, 2025
Diluted Net Operating (Loss) Income attributable to Kemper Corporation per Unrestricted Share	$(0.03)	$1.54
Less Net (Loss) Income per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	(0.02)	—
Net Realized Investment Gains	0.01	0.01
Impairment Losses	(0.02)	—
Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(0.09)	(0.07)
Debt Extinguishment, Pension Settlement and Other Charges	—	0.01
Non-Core Operations	(0.12)	(0.06)
Diluted Adjusted Net Operating Income per Unrestricted Share[1]	$0.21	$1.65

Return on Adjusted Shareholders' Equity1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing the period’s annualized net income attributable to Kemper Corporation by the average shareholders’ equity excluding net unrealized gains and losses on fixed maturities, the change in discount rate on future life policyholder benefits and goodwill. Return on Shareholders’ Equity is the most directly comparable GAAP measure. We use this non-GAAP measure to identify and analyze the change in performance attributable to management efforts between periods. Kemper believes this non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.
A reconciliation of Return on Shareholders’ Equity to Return on Adjusted Shareholders’ Equity1 is presented below:

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2026	Mar 31, 2025
Numerator:
Annualized Net (Loss) Income attributable to Kemper Corporation	$(6.8)	$398.8

Denominator:
Average Shareholders' Equity[2]	$2,665.5	$2,853.0

Less: Average Net Unrealized Losses on Fixed Maturities	601.5	667.6
Less: Average Change in Discount Rate on Future Life Policyholder Benefits	(376.0)	(373.2)
Less: Average Goodwill	(1,250.7)	(1,250.7)
Average Adjusted Shareholders' Equity[2]	$1,640.3	$1,896.7

Return on Shareholders' Equity:
Return on Shareholders' Equity	(0.3)%	14.0%
Return on Adjusted Shareholders' Equity[1]	(0.4)%	21.0%

[2] Average shareholders' equity and average adjusted shareholders’ equity is the simple average of the beginning and ending balances for the period. Average shareholders’ equity and average adjusted shareholders’ equity on a year-to-date basis is (a) the sum of the balance at the beginning of the year and the ending balance for each quarter within that year divided by (b) the number of quarters in the period presented plus one.

Underlying Combined Ratio1 is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio.
Kemper believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in Kemper’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause Kemper’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of Kemper’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing Kemper’s underwriting performance.

Adjusted Book Value Per Share1 is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of Book Value Per Share to Adjusted Book Value Per Share1 is presented below:

	As of
(Dollars and Shares in Millions Except Per Share Amounts) (Unaudited)	Mar 31, 2026	Dec 31, 2025
Numerator:
Kemper Corporation Shareholders’ Equity	$2,649.6	$2,681.4

Less: Net Unrealized Losses on Fixed Maturities	636.7	566.2
Less: Change in Discount Rate on Future Life Policyholder Benefits	(401.1)	(350.8)
Less: Goodwill	(1,250.7)	(1,250.7)
Adjusted Shareholders’ Equity	$1,634.5	$1,646.1

Denominator:
Common Shares Issued and Outstanding	58.821	58.667

Book Value Per Share:
Book Value Per Share	$45.05	$45.71

Less: Net Unrealized Losses on Fixed Maturities	10.82	9.65
Less: Change in Discount Rate on Future Life Policyholder Benefits	(6.82)	(5.98)
Less: Goodwill	(21.26)	(21.32)
Adjusted Book Value Per Share[1]	$27.79	$28.06
Conference Call
Kemper will host its conference call to discuss first quarter 2026 results on Wednesday, May 6, at 5:00 p.m. Eastern (4:00 p.m. Central). The conference call will be accessible via the internet and by telephone at 833.461.5787, Conference ID 496484973. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software. A replay of the call will be available online at the investor section of kemper.com.

More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the first quarter of 2026, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With approximately $12 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Kemper Auto and Kemper Life brands. Kemper serves over 4.5 million policies, is represented by approximately 24,000 agents and brokers, and has approximately 7,300 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper at kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to:

•changes in the frequency and severity of insurance claims;
•claim development and the process of estimating claim reserves;
•the impacts of inflation;
•changes in interest rate environment;
•supply chain disruption;
•product demand and pricing;
•effects of legislative, governmental and regulatory actions;
•heightened competition;
•litigation outcomes and trends;
•investment risks;
•cybersecurity risks or incidents;
•impact of catastrophes; and
•other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”).

Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release.
###

Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com